DEAN HEUER STATE OF NEVADA
CHARLES E. MOORE
Secretary of State
Securities Administrator
RENEE L PARKER SCOTT ANDERSON
Chief Deputy
Secretary of State
Deputy Secretary
for Commercial Recordings
Deputy Secretary
for Southern Nevada
OFFICE OF THE
Deputy Secretary
for Elections
SECRETARY OF STATE
Filing Acknowledgement
February 21, 2006
Job Number
C20060221-0791
Corporation
C4136-1997
Number

Document Filing

Filing Description Number Date/Time of Filing

Amendment 20060102159-06 February 21,2006 09:00:06AM

Corporation Name             Resident Agent
UNITED ECOENERGY CORP.  LAUGHLIN ASSOCIATES, Inc.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

DEAN HELLER
Secretary of State
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138